EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Analyst Contact: Media Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

CAPITOL BANCORP REPORTS FIRST QUARTER RESULTS

1ST QUARTER 2009 HIGHLIGHTS
•	Assets Approximate $5.8 Billion
•	Total Capital in Excess of 11% of Total Assets
•	Nine Bank Michigan Consolidation Complete

LANSING, Mich. and PHOENIX, Ariz.: April 17, 2009: Capitol reported a first quarter net loss of $15.7 million.  The net loss per share for the quarter ended March 31, 2009 was $0.91, compared to net income of $0.13 per share reported for the first quarter of 2008.

Consolidated assets approximated $5.8 billion compared to the approximate $5.1 billion reported at March 31, 2008, resulting in a 14 percent year-over-year increase but more modest 9 percent linked-quarter increase, reflecting growth in newer affiliate banks tempered by the nationwide recession.  Total portfolio loans increased to approximately $4.7 billion from $4.5 billion a year ago, or roughly 5 percent, but decreased approximately 3 percent on a linked-quarter basis.  With Capitol’s focus system-wide on building stable core funding sources, an increase of more than 19 percent brought total deposits to $4.7 billion from the $3.9 billion reported at March 31, 2008.

Capitol’s Chairman and CEO Joseph D. Reid said, “As the economic recession continues in 2009, we have adjusted our long-term operating strategy to focus on developing a secure and efficient post-recession company.  In 2009, our attention continues to be focused on capital preservation, liquidity and enhanced risk management.  Capitol maintains strong core capital ratios in spite of the economic volatility experienced throughout the nation, with total capital in excess of 11 percent of total assets.”

During the first quarter of 2009, Capitol completed the consolidation of nine of its Michigan affiliates.  Brighton Commerce Bank, Detroit Commerce Bank, Grand Haven Bank, Kent Commerce Bank, Macomb Community Bank, Muskegon Commerce Bank, Oakland Commerce Bank and Portage Commerce Bank were consolidated into Capitol’s largest bank affiliate, Ann Arbor Commerce Bank.  The newly consolidated bank has been renamed Michigan Commerce Bank and will continue to serve customers throughout the state.  This step was taken to mitigate the long-term weakened condition of the Michigan economy.  Capitol’s unique multi-charter structure has created opportunity for Michigan Commerce Bank to create a state-wide team with strong leadership and significant banking experience to lead the bank through the balance of the recession.  The consolidation will enhance capital preservation and create significant efficiencies for the resulting institution.  Additionally, the creation of a special asset group is enhancing risk management and credit practices of the bank.

Capitol continues to take steps to maintain its strong capital position, including placing emphasis on continued reduction in operating expenses, through salary reductions, operational efficiencies and tight controls on corporate overhead.  Growth initiatives have been suspended to ensure sufficient capital strength to weather the recession.  Capitol will continue to focus on liquidity and the support of its affiliate bank network.

Quarterly Performance
In the first quarter of 2009, consolidated net operating revenues were $42.4 million, a 13 percent decrease compared to $48.5 million reported for the same period in 2008.  The net interest margin, reflecting continued compression in this challenging environment, was 2.81 percent for the first quarter of 2009, a slight decrease from 2008’s fourth quarter.  Net interest margin compression was affected by many factors, including the impact of elevated levels of nonperforming loans, competitive market pricing on both sides of the balance sheet, modestly lower levels of noninterest-bearing demand deposit accounts and recent dramatic rate cuts over the past year by the Federal Reserve.  Noninterest income decreased 24 percent year-over-year, primarily attributable to a $1 million decline in other fee income sources year-over-year and a more modest decline in Trust and Wealth Management revenues reflective of the volatile capital markets.

The net loss for the first quarter of 2009 approximated $15.7 million, compared to net income of $2.2 million reported for the first quarter of 2008.  The net loss per share for the first quarter of 2009 was $0.91, compared to earnings per share of $0.13 for the quarter ended March 31, 2008.  The first quarter provision for loan losses increased significantly to $28.2 million versus approximately $9.0 million for the same period in 2008 and $10.7 million recorded in the fourth quarter of 2008.  During the first quarter of 2009, net loan charge-offs increased to $21.6 million, resulting in a provision-to-net-charge-offs coverage ratio of 1.3x.  Capitol has implemented the newly issued accounting rule changes regarding fair value effective January 1, 2009.

Balance Sheet
With total capital resources approximating $657 million at March 31, 2009, the total capital-to-asset ratio was 11.36 percent, providing support for the Corporation’s $5.8 billion balance sheet.

Net charge-offs increased to 1.83 percent of average loans (annualized) in the first quarter of 2009 from 1.30 percent reported in the fourth quarter of 2008, and 0.49 percent reported for the corresponding period of 2008.  The ratio of nonperforming assets to total assets was 5.53 percent for the first quarter compared to 4.20 percent reported for the fourth quarter of 2008.  The continued increase in nonperforming assets is attributable to borrower stress and nonperformance, coupled with the virtually nonexistent market for the resale of real estate which hinders the disposition of such assets.  The allowance coverage ratio of nonperforming loans decreased to 43 percent at March 31, 2009 from approximately 55 percent at year-end 2008.  The allowance for loan losses increased to 2.12 percent of portfolio loans at March 31, 2009 from 1.96 percent at year-end 2008.  The establishment of Michigan Commerce Bank as a consolidated entity will provide long-term stability in identification and resolution of problem assets.  In the first quarter of 2009, over $8.1 million was contributed to the consolidated loan loss reserve at Michigan Commerce Bank and $5.7 million of problem loans were charged off.

The Michigan market continues to be the source of a dominant portion of nonperforming loans.  Capitol’s loan portfolio practices continue to reflect a disciplined approach to review, analysis and proper identification of portfolio issues with a long-term view to value creation.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.8 billion national community banking company, with a network of separately chartered banks with operations in 17 states.  It is the holder of the most individual bank charters in the country.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

CAPITOL BANCORP LIMITED
SUMMARY OF SELECTED FINANCIAL DATA
(in thousands, except share and per share data)

	Three Months Ended			Year Ended
	March 31			December 31
	2009	2008		2008	2007

Condensed results of operations:
Interest income	$68,716	$79,503		$304,315	$330,439
Interest expense	31,259	37,568		140,466	147,162
Net interest income	37,457	41,935		163,849	183,277
Provision for loan losses	28,172	8,958		82,492	25,340
Noninterest income	4,957	6,565		26,432	24,381
Noninterest expense	49,995	44,805		190,388	176,160
Income (loss) before income taxes	(35,753)	(5,263)		(82,599)	6,158

Net income (loss) attributable to Capitol Bancorp Limited	$(15,672)	$2,191		$(28,607)	$21,937

Net income (loss) per share attributable to Capitol Bancorp Limited:
Basic	$(0.91)	$0.13		$(1.67)	$1.29
Diluted	(0.91)	0.13		(1.67)	1.27
Book value at end of period	19.52	22.37		20.46	22.47
Common stock closing price at end of period	$4.15	$21.14		$7.80	$20.12
Common shares outstanding at end of period	17,291,000	17,317,000		17,294,000	17,317,000
Number of shares used to compute:
Basic earnings (loss) per share	17,162,000	17,141,000		17,147,000	16,967,000
Diluted earnings (loss) per share	17,162,000	17,189,000		17,147,000	17,216,000

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2009	2008	2008	2008	2008
Condensed summary of financial position:
Total assets	$5,782,608	$5,654,836	$5,427,347	$5,340,400	$5,066,683
Portfolio loans	4,695,317	4,735,229	4,662,772	4,564,522	4,467,628
Deposits	4,706,562	4,497,612	4,283,561	4,157,634	3,945,754
Capitol Bancorp Limited stockholders' equity	337,491	353,848	353,108	385,965	387,433
Total capital	$656,942	$680,361	$681,154	$707,232	$708,111

Key performance ratios:
Return on average assets	--	0.08%	--	0.05%	0.18%
Return on average Capitol Bancorp Limited stockholders' equity	--	1.23%	--	0.64%	2.25%
Net interest margin	2.81%	2.98%	3.30%	3.50%	3.62%
Efficiency ratio	117.87%	97.52%	112.09%	98.19%	92.38%

Asset quality ratios:
Allowance for loan losses / portfolio loans	2.12%	1.96%	2.09%	1.40%	1.38%
Total nonperforming loans / portfolio loans	4.95%	3.59%	2.73%	2.10%	1.99%
Total nonperforming assets / total assets	5.53%	4.20%	3.43%	2.63%	2.20%
Net charge-offs (annualized) / average portfolio loans	1.83%	1.30%	1.74%	0.60%	0.49%
Allowance for loan losses / nonperforming loans	42.86%	54.66%	76.78%	66.77%	69.41%

Capital ratios:
Capitol Bancorp Limited stockholders' equity / total assets	5.84%	6.26%	6.51%	7.23%	7.65%
Total capital / total assets	11.36%	12.03%	12.55%	13.24%	13.98%

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements include expressions such as "expect," "intend," "believe," "estimate," "may," "will," "anticipate" and "should"
and similar expressions also identify forward-looking statements which are not necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by, such statements. Capitol Bancorp Limited undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

Supplemental analyses follow providing additional detail regarding Capitol's results of operations, financial position, asset quality and other supplemental data.

CAPITOL BANCORP LIMITED
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31
	2009	2008
INTEREST INCOME:
Portfolio loans (including fees)	$68,076	$77,331
Loans held for sale	217	300
Taxable investment securities	152	133
Federal funds sold	35	1,213
Other	236	526
Total interest income	68,716	79,503

INTEREST EXPENSE:
Deposits	24,872	30,688
Debt obligations and other	6,387	6,880
Total interest expense	31,259	37,568

Net interest income	37,457	41,935

PROVISION FOR LOAN LOSSES	28,172	8,958
Net interest income after provision
for loan losses	9,285	32,977

NONINTEREST INCOME:
Service charges on deposit accounts	1,502	1,333
Trust and wealth-management revenue	1,388	1,645
Fees from origination of non-portfolio residential
mortgage loans	902	921
Gain on sales of government-guaranteed loans	240	580
Realized gains on sale of investment securities
available for sale	1	43
Other	924	2,043
Total noninterest income	4,957	6,565

NONINTEREST EXPENSE:
Salaries and employee benefits	29,053	25,548
Occupancy	4,891	4,404
Equipment rent, depreciation and maintenance	3,433	2,866
Costs associated with foreclosed properties and
other real estate owned	2,407	911
FDIC insurance premiums and other regulatory fees	1,856	937
Other	8,355	10,139
Total noninterest expense	49,995	44,805

Loss before income taxes	(35,753)	(5,263)

Income taxes benefit	(12,848)	(1,995)

NET LOSS	(22,905)	(3,268)

Plus net losses attributable to noncontrolling interests	7,233	5,459

NET INCOME (LOSS) ATTRIBUTABLE TO
CAPITOL BANCORP LIMITED	$(15,672)	$2,191

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE
TO CAPITOL BANCORP LIMITED:
Basic	$(0.91)	$0.13

Diluted	$(0.91)	$0.13

CAPITOL BANCORP LIMITED
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	(Unaudited)
	March 31	December 31
	2009	2008
ASSETS

Cash and due from banks	$116,212	$136,499
Money market and interest-bearing deposits	601,650	391,836
Federal funds sold	43,413	96,031
Cash and cash equivalents	761,275	624,366
Loans held for sale	24,979	10,474
Investment securities:
Available for sale, carried at market value	16,093	15,584
Held for long-term investment, carried at
amortized cost which approximates fair value	32,754	32,856
Total investment securities	48,847	48,440
Portfolio loans:
Loans secured by real estate:
Commercial	2,148,650	2,115,515
Residential (including multi-family)	912,692	879,754
Construction, land development and other land	729,316	797,486
Total loans secured by real estate	3,790,658	3,792,755
Commercial and other business-purpose loans	815,138	845,593
Consumer	56,810	61,340
Other	32,711	35,541
Total portfolio loans	4,695,317	4,735,229
Less allowance for loan losses	(99,629)	(93,040)
Net portfolio loans	4,595,688	4,642,189
Premises and equipment	56,975	59,249
Accrued interest income	18,346	18,871
Goodwill	72,270	72,342
Other real estate owned	86,837	67,171
Other assets	117,391	111,734

TOTAL ASSETS	$5,782,608	$5,654,836

LIABILITIES AND EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$689,815	$700,786
Interest-bearing	4,016,747	3,796,826
Total deposits	4,706,562	4,497,612
Debt obligations:
Notes payable and short-term borrowings	392,420	446,925
Subordinated debentures	167,330	167,293
Total debt obligations	559,750	614,218
Accrued interest on deposits and other liabilities	26,684	29,938
Total liabilities	5,292,996	5,141,768

EQUITY:
Capitol Bancorp Limited stockholders' equity:
Preferred stock, 20,000,000 shares authorized;
none issued and outstanding
Common stock, no par value, 50,000,000 shares authorized;
issued and outstanding: 2009 - 17,290,623 shares
2008 - 17,293,908 shares	274,178	274,018
Retained earnings	63,746	80,255
Undistributed common stock held by employee-
benefit trust	(569)	(569)
Fair value adjustment (net of tax effect) for
investment securities available for sale (accumulated
other comprehensive income)	136	144
Total Capitol Bancorp Limited stockholders' equity	337,491	353,848
Noncontrolling interests	152,121	159,220
Total equity	489,612	513,068

TOTAL LIABILITIES AND EQUITY	$5,782,608	$5,654,836

CAPITOL BANCORP LIMITED
Allowance for Loan Losses Activity

ALLOWANCE FOR LOAN LOSSES ACTIVITY (in thousands):

	2009	2008
Allowance for loan losses at January 1	$93,040	$58,124

Loans charged-off:
Loans secured by real estate:
Commercial	(2,284)	(672)
Residential (including multi-family)	(5,188)	(2,150)
Construction, land development and other land	(6,714)	(1,359)
Total loans secured by real estate	(14,186)	(4,181)
Commercial and other business-purpose loans	(7,933)	(1,801)
Consumer	(292)	(134)
Other	--	--
Total charge-offs	(22,411)	(6,116)
Recoveries:
Loans secured by real estate:
Commercial	102	118
Residential (including multi-family)	47	84
Construction, land development and other land	119	26
Total loans secured by real estate	268	228
Commercial and other business-purpose loans	544	430
Consumer	15	41
Other	1	1
Total recoveries	828	700
Net charge-offs	(21,583)	(5,416)
Additions to allowance charged to expense	28,172	8,958

Allowance for loan losses at March 31	$99,629	$61,666

Average total portfolio loans for period ended March 31	$4,722,595	$4,402,469

Ratio of net charge-offs (annualized) to average portfolio loans outstanding	1.83%	0.49%

CAPITOL BANCORP LIMITED
Asset Quality Data

ASSET QUALITY (in thousands):

	March 31 2009	December 31 2008
Nonaccrual loans:
Loans secured by real estate:
Commercial	$68,537	$39,892
Residential (including multi-family)	62,961	35,675
Construction, land development and other land	77,861	72,996
Total loans secured by real estate	209,359	148,563
Commercial and other business-purpose loans	17,233	16,283
Consumer	356	190
Other	--	--
Total nonaccrual loans	226,948	165,036

Past due (>90 days) loans and accruing interest:
Loans secured by real estate:
Commercial	2,345	1,623
Residential (including multi-family)	2,371	365
Construction, land development and other land	109	2,293
Total loans secured by real estate	4,825	4,281
Commercial and other business-purpose loans	636	747
Consumer	50	146
Other	--	--
Total past due loans	5,511	5,174

Total nonperforming loans	$232,459	$170,210

Real estate owned and other repossessed assets	87,074	67,449

Total nonperforming assets	$319,533	$237,659

CAPITOL BANCORP LIMITED
Selected Supplemental Data

EPS COMPUTATION COMPONENTS (in thousands):

	Three Months Ended March 31
	2009	2008

Numerator—net income (loss) for the period	$(15,672)	$2,191

Denominator:
Weighted average number of shares outstanding, excluding unvested restricted shares (denominator for basic earnings per share)	17,162	17,141

Effect of dilutive securities:
Unvested restricted shares	--	25
Stock options	--	23
Total effect of dilutive securities	--	48
Denominator for diluted earnings per share—
Weighted average number of shares and potential dilution	17,162	17,189

Number of antidilutive stock options excluded from diluted earnings per share computation	2,438	2,271

AVERAGE BALANCES (in thousands):

	Three Months Ended March 31
	2009	2008

Portfolio loans	$4,722,595	$4,402,469
Earning assets	5,329,429	4,634,581
Total assets	5,697,022	4,987,115
Deposits	4,578,590	3,898,649
Capitol Bancorp Limited stockholders' equity	345,204	388,875

Capitol Bancorp’s National Network of Community Banks

Arizona Region:
Arrowhead Community Bank	Glendale, Arizona
Asian Bank of Arizona	Phoenix, Arizona
Bank of Tucson	Tucson, Arizona
Camelback Community Bank	Phoenix, Arizona
Central Arizona Bank	Casa Grande, Arizona
Colonia Bank	Phoenix, Arizona
Mesa Bank	Mesa, Arizona
Southern Arizona Community Bank	Tucson, Arizona
Sunrise Bank of Albuquerque	Albuquerque, New Mexico
Sunrise Bank of Arizona	Phoenix, Arizona
Yuma Community Bank	Yuma, Arizona

California Region:
Bank of Escondido	Escondido, California
Bank of Feather River	Yuba City, California
Bank of San Francisco	San Francisco, California
Bank of Santa Barbara	Santa Barbara, California
Napa Community Bank	Napa, California
Point Loma Community Bank	San Diego, California
Sunrise Bank of San Diego	San Diego, California
Sunrise Community Bank	Palm Desert, California

Colorado Region:
Fort Collins Commerce Bank	Fort Collins, Colorado
Larimer Bank of Commerce	Fort Collins, Colorado
Loveland Bank of Commerce	Loveland, Colorado
Mountain View Bank of Commerce	Westminster, Colorado

Great Lakes Region:
Bank of Auburn Hills	Auburn Hills, Michigan
Bank of Maumee	Maumee, Ohio
Bank of Michigan	Farmington Hills, Michigan
Capitol National Bank	Lansing, Michigan
Elkhart Community Bank	Elkhart, Indiana
Evansville Commerce Bank	Evansville, Indiana
Goshen Community Bank	Goshen, Indiana
Michigan Commerce Bank	Ann Arbor, Michigan
Ohio Commerce Bank	Beachwood, Ohio
Paragon Bank & Trust	Holland, Michigan

Midwest Region:
Adams Dairy Bank	Blue Springs, Missouri
Bank of Belleville	Belleville, Illinois
Community Bank of Lincoln	Lincoln, Nebraska
Summit Bank of Kansas City	Lee’s Summit, Missouri

Nevada Region:
1st Commerce Bank	North Las Vegas, Nevada
Bank of Las Vegas	Las Vegas, Nevada
Black Mountain Community Bank	Henderson, Nevada
Desert Community Bank	Las Vegas, Nevada
Red Rock Community Bank	Las Vegas, Nevada

Northeast Region:
USNY Bank	Geneva, New York

Northwest Region:
Bank of Bellevue	Bellevue, Washington
Bank of Everett	Everett, Washington
Bank of Tacoma	Tacoma, Washington
High Desert Bank	Bend, Oregon
Issaquah Community Bank	Issaquah, Washington

Capitol’s National Network of Community Banks – Continued

Southeast Region:
Bank of Valdosta	Valdosta, Georgia
Community Bank of Rowan	Salisbury, North Carolina
First Carolina State Bank	Rocky Mount, North Carolina
Peoples State Bank	Jeffersonville, Georgia
Pisgah Community Bank	Asheville, North Carolina
Sunrise Bank of Atlanta	Atlanta, Georgia

Texas Region:
Bank of Fort Bend	Sugar Land, Texas
Bank of Las Colinas	Irving, Texas